                              EMPLOYMENT AGREEMENT

         AGREEMENT made as of the 30th day of June, 2005 by and between T. Kent
Smith, residing at 137 W. Wesley Road, Atlanta, Georgia 30303 (hereinafter referred to as the "Employee") and TEAMSTAFF, INC., a New Jersey corporation with principal offices located at 300 Atrium Drive, Somerset, New Jersey.

                              W I T N E S S E T H:

         WHEREAS, TeamStaff, Inc. and its subsidiaries (the "Company") are engaged in the business of providing Business Outsourcing Services; and

         WHEREAS, the Company desires to employ the Employee for the purpose of securing for the Company the experience, ability and services of the Employee;
and

         WHEREAS, the Employee desires to be employed with the Company, pursuant to the terms and conditions herein set forth, superseding all prior oral and written employment agreements, and term sheets and letters between the Company, its subsidiaries and/or predecessors and Employee;

         NOW, THEREFORE, it is mutually agreed by and between the parties hereto as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 Accrued Compensation. Accrued Compensation shall mean an amount which shall include all amounts earned or accrued through the "Termination Date"
(as defined below) but not paid as of the Termination Date, including (i) Base
Salary, (ii) reimbursement for business expenses incurred by the Employee on behalf of the Company, pursuant to the Company's expense reimbursement policy in effect at such time, (iii) vacation pay, and (iv) unpaid bonuses and incentive compensation earned and awarded prior to the Termination Date.

         1.2 Cause. Cause shall mean: (i) willful disobedience by the Employee of a material and lawful instruction of the Board of Directors of the Company;
(ii) formal charge, indictment or conviction of the Employee of any misdemeanor involving fraud or embezzlement or similar crime, or any felony; (iii) breach by the Employee of any material provision of this Agreement; (iv) conduct amounting to fraud, dishonesty, gross negligence, willful misconduct or recurring insubordination; or (v) excessive absences from work, other than for illness or
Disability; provided that the Company shall not have the right to terminate the employment of Employee pursuant to the foregoing clauses (i), (iii), (iv), and
(v) above unless written notice specifying such breach shall have been given to the Employee and, in the case of breach which is capable of being cured, the
Employee shall have failed to cure such breach within thirty (30) days after his receipt of such notice.

         1.3 Continuation Benefits. Continuation Benefits shall be the continuation of the Benefits, as defined in Section 5.1, for the period from the
Termination Date to the Expiration Date, or such other period as specifically stated by this agreement (the "Continuation Period") at the Company's expense on behalf of the Employee and his dependents; provided, however, that (i) in no event shall the Continuation Period exceed 18 months from the Termination Date;
and (ii) the level and availability of benefits provided during the Continuation
Period shall at all times be subject to the post-employment conversion or portability provisions of the benefit plans. The Company's obligation hereunder with respect to the foregoing benefits shall also be limited to the extent that if the Employee obtains any such benefits pursuant to a subsequent employer's benefit plans, the Company may reduce the coverage of any benefits it is required to provide the Employee hereunder as long as the aggregate coverages and benefits of the combined benefit plans is no less favorable to the Employee than the coverages and benefits required to be

provided hereunder. This definition of Continuation Benefits shall not be interpreted so as to limit any benefits to which the Employee, his dependents or beneficiaries may be entitled under any of the Company's employee benefit plans, programs or practices following the Employee's termination of employment, including, without limitation, retiree medical and life insurance benefits.

         1.4 Disability. Disability shall mean a physical or mental infirmity which impairs the Employee's ability to substantially perform his duties with the Company for a period of one hundred eighty (180) consecutive days.

         1.5 Notice of Termination. Notice of Termination shall mean a written notice from the Company, or the Employee, of termination of the Employee's employment which indicates the provision in this Agreement relied upon, if any.
A Notice of Termination served by the Company shall specify the effective date of termination.

         1.6 Termination Date. Termination Date shall mean (i) in the case of the Employee's death, his date of death; and (ii) in all other cases, the date specified in the Notice of Termination.

                                   ARTICLE II

                                   EMPLOYMENT

         2.1 Subject to and upon the terms and conditions of this Agreement, the
Company hereby employs, and the Employee hereby accepts such employment, as
President and Chief Executive Officer of the Company. The Employee's position includes acting as an officer and/or director of any of the Company's subsidiaries as determined by the Board of Directors.

                                   ARTICLE III

                                     DUTIES

         3.1 The Employee shall, during the term of his employment with the
Company, and subject to the direction and control of the Company's Board of
Directors, perform such duties and functions as he may be called upon to perform by the Company's Board of Directors during the term of this Agreement, consistent with his position as President and Chief Executive Officer.

         3.2 The Employee agrees to devote full business time and his best efforts in the performance of his duties for the Company and any subsidiary corporation of the Company.

         3.3 The Employee shall perform, in conjunction with the Company's
Executive Management, to the best of his ability the following services and duties for the Company and its subsidiary corporations (by way of example, and not by way of limitation):

               1.   Those duties attendant to the position with the Company for which he is hired;

               2.   Establish and implement current and long range objectives, plans, and policies, subject to the approval of the Board of
                    Directors;

               3.   Financial planning including the development of, liaison
                    with, financing sources and investment bankers;

               4.   Managerial oversight of the Company's business;

               5.   Shareholder relations;

               6.   Ensure that all Company activities and operations are
                    carried out in compliance with local, state and federal
                    regulations and laws governing business operations;

               7.   Business expansion of the Company including acquisitions,
                    joint ventures, and other opportunities; and

               8.   Promotion of the relationships of the Company and its
                    subsidiaries with their respective employees, customers,
                    suppliers and others in the business community.

         3.4 Employee shall undertake regular travel to the Company's executive and operational offices, and such other occasional travel within or outside the
United States as is or may be reasonably necessary in the interests of the
Company. All such travel including travel from Atlanta, Georgia to the Company's executive offices shall be at the sole cost and expense of the Company. All lodging and food costs incurred by Employee while traveling and/or conducting business at the Company's operational offices (outside the Atlanta, Georgia area) shall be paid by the Company.

                                   ARTICLE IV

                                  COMPENSATION

         4.1 During the term of this Agreement, Employee shall be compensated initially at the rate of $250,000 per annum, subject to such increases, if any, as determined by the Board of Directors, or if the Board so designates, the
Management Resources and Compensation Committee, in its discretion, at the commencement of each of the Company's fiscal years during the term of this
Agreement (the "Base Salary"). The base salary shall be paid to the Employee in accordance with the Company's regular executive payroll periods.

         4.2 Employee may receive a bonus (the "Bonus") in the sole discretion of the Management Resources and Compensation Committee of the Board of
Directors. Employee will have an opportunity to earn a Bonus of up to 70% of
Employee's Base Salary for each fiscal year

of employment. It is anticipated that the Bonus will be based 70% on revenue and income targets and 30% on other key objectives established by the Management
Resources and Compensation Committee at the commencement of each fiscal year.
Upon the closing of the acquisition of RS Staffing Services, Inc., Employee shall be entitled to receive a partial payment of his Bonus for the fiscal year in which the acquisition closes, of up to 30% of Employee's maximum annual
Bonus.

         4.3 The Company shall deduct from Employee's compensation all federal, state, and local taxes which it may now or may hereafter be required to deduct.

         4.4 Employee may receive such other additional compensation as may be determined from time to time by the Board of Directors including bonuses and other long term compensation plans. Nothing herein shall be deemed or construed to require the Board to award any bonus or additional compensation.

                                    ARTICLE V

                                    BENEFITS

         5.1 During the term hereof, the Company shall provide Employee with the following benefits (the "Benefits"): (i) group health care and insurance benefits as generally made available to the Company's senior management; and
(ii) such other insurance benefits obtained by the Company and made generally available to the Company's senior management. The Company shall reimburse
Employee, upon presentation of appropriate vouchers, for all reasonable business expenses incurred by Employee on behalf of the Company upon presentation of suitable documentation.

         5.2 In the event the Company wishes to obtain Key Man life insurance on the life of Employee, Employee agrees to cooperate with the Company in completing any applications

necessary to obtain such insurance and promptly submit to such physical examinations and furnish such information as any proposed insurance carrier may request.

         5.3 For the term of this Agreement, Employee shall be entitled to paid vacation at the rate of four (4) weeks per annum.

                                   ARTICLE VI

                                 NON-DISCLOSURE

         6.1 The Employee shall not, at any time during or after the termination of his employment hereunder, except when acting on behalf of and with the authorization of the Company, make use of or disclose to any person, corporation, or other entity, for any purpose whatsoever, any trade secret or other confidential information concerning the Company's business, finances, marketing, computerized payroll, accounting and information business, personnel and/or employee leasing business of the Company and its subsidiaries, including information relating to any customer of the Company or pool of temporary employees, or any other nonpublic business information of the Company and/or its subsidiaries learned as a consequence of Employee's employment with the Company
(collectively referred to as the "Proprietary Information"). For the purposes of this Agreement, trade secrets and confidential information shall mean information disclosed to the Employee or known by him as a consequence of his employment by the Company, whether or not pursuant to this Agreement, and not generally known in the industry. The Employee acknowledges that trade secrets and other items of confidential information, as they may exist from time to time, are valuable and unique assets of the Company, and that disclosure of any such information would cause substantial injury to the Company. Trade secrets and confidential information shall cease to be trade secrets or confidential information, as applicable, at such time as such information becomes public other

than through disclosure, directly or indirectly, by Employee in violation of this Agreement.

         6.2 If Employee is requested or required (by oral questions, interrogatories, requests for information or document subpoenas, civil investigative demands, or similar process) to disclose any Proprietary
Information, Employee shall, unless prohibited by law, promptly notify the
Company of such request(s) so that the Company may seek an appropriate protective order.

                                   ARTICLE VII

                              RESTRICTIVE COVENANT

         7.1 In the event of the voluntary termination of employment with the
Company prior to the expiration of the term hereof, or Employee's discharge in accordance with Article IX, or the expiration of the term hereof without renewal, Employee agrees that he will not, for a period of one (1) year following such termination, directly or indirectly, enter into or become associated with or engage in any other business (whether as a partner, officer, director, shareholder, employee, consultant, or otherwise), which is involved in the business of providing (i) temporary and/or permanent staffing of travel health professionals and travel nurses, and (ii) payroll processing, or is otherwise engaged in the same or similar business as the Company in direct competition with the Company, or which the Company was in the process of developing, during the tenure of Employee's employment by the Company.
Notwithstanding the foregoing, the ownership by Employee of less than five percent of the shares of any publicly held corporation shall not violate the provisions of this Article VII.

         7.2 In furtherance of the foregoing, Employee shall not during the aforesaid period of non-competition, directly or indirectly, in connection with any computerized payroll, permanent or temporary personnel business, or any business similar to the business in which the Company was engaged, or in the process of developing during Employee's tenure with the Company, solicit any customer or employee of the Company who was a customer or employee of the
Company during the tenure of his employment.

         7.3 If any court shall hold that the duration of non-competition or any other restriction contained in this Article VII is unenforceable, it is our intention that same shall not thereby be terminated but shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable or, in the alternative, such judicially substituted term may be substituted therefor.

                                  ARTICLE VIII

                                      TERM

         8.1 This Agreement shall be for a term (the "Initial Term") commencing on October 1, 2005 (the "Commencement Date") and terminating on September 30,
2007 (the "Expiration Date"), unless sooner terminated upon the death of the
Employee, or as otherwise provided herein.

         8.2 Unless this Agreement is earlier terminated pursuant to the terms hereof, the Company agrees to use its best efforts to notify Employee in writing whether it intends to negotiate a renewal of this Agreement by notice four (4)
months prior to the Expiration Date. In the event (i) the Company shall have failed to notify the Employee of its intention to renew as provided by this
Section 8.2, or (ii) the Company fails to reach agreement with Employee as to the terms of a new employment agreement prior to the Expiration Date after providing such notice, in addition to any other payments due hereunder, upon termination of the Employee's employment on or after the Expiration Date for any reason except Cause, the Company shall pay Employee a severance payment equal to twelve months of Employee's Base Salary ("Severance Payments") payable in equal installments on each of the Company's regular pay dates for

executives during the twelve months commencing on the first regular executive pay date following the date of such termination.

                                   ARTICLE IX

                                   TERMINATION

         9.1 The Company may terminate this Agreement by giving a Notice of
Termination to the Employee in accordance with this Agreement:

               a.   For Disability;

               b.   For Cause.

               c.   Withhout Cause.

         9.2 Employee may terminate this Agreement by giving a Notice of
Termination to the Company in accordance with this Agreement, at any time, with or without good reason.

         9.3 If the Employee's employment with the Company shall be terminated, the Company shall pay and/or provide to the Employee the following compensation and benefits in lieu of any other compensation or benefits arising under this
Agreement or otherwise:

               a.   if the Employee was terminated by the Company for Cause, or the Employee terminates, the Accrued Compensation;

               b.   if the Employee was terminated by the Company for
                    Disability, the Accrued Compensation, pro-rata bonus and
                    Base Salary and Continuation Benefits from the Termination
                    Date through the period ending six (6) months thereafter; or

               c.   if termination was due to the Employee's death, the Accrued
                    Compensation; and Employee's pro rata bonus for the fiscal year in which the date of death occurred; or

               d.   if the Employee was terminated by the Company without cause,
                    (i) the Accrued Compensation; (ii) the pro-rata bonus (iii)
                    the Employee's Base Salary to the Expiration Date; and (iii)
                    the Continuation Benefits.

         9.4 The amounts payable under this Section 9, shall be paid as follows:

               a.   Accrued Compensation shall be paid within five (5) business days after the Employee's Termination Date (or earlier, if required by applicable law).

               b.   If the Continuation Benefits are paid in cash, the payments shall be made on the first day of each month during the
                    Continuation Period (or earlier, if required by applicable law).

               c.   The Base Salary through the Expiration Date shall be paid in accordance with the Company's regular pay periods (or
                    earlier, if required by applicable law).

         9.5 Notwithstanding the foregoing, in the event Employee is a member of the Board of Directors on the Termination Date, the payment of any and all compensation due hereunder, except Accrued Compensation, and Employee's right to exercise any Employee Stock Option after the Termination Date, is expressly conditioned on Employee's resignation from the Board of Directors within five
(5) business days of notice by the Company requesting such resignation.

         9.6 The Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Employee in any subsequent employment except as provided in Sections 1.3.

                                    ARTICLE X

                         TERMINATION OF PRIOR AGREEMENTS

         10.1 This Agreement sets forth the entire agreement between the parties and supersedes all prior agreements, letters and understandings between the parties, whether oral or written prior to the effective date of this Agreement.

                                   ARTICLE XI

                                  STOCK OPTIONS

         11.1 As an inducement to Employee to enter into this Agreement, the
Company will grant to Employee options to purchase such number of shares of the
Company's Common Stock, $.001 par value, or in the alternative, such other form of equity based compensation, as shall be determined by the Management Resources and Compensation Committee, in its discretion, after completion of an executive compensation analysis.

              The foregoing options shall be qualified as incentive stock options to the maximum as allowed by law. The Options provided for herein are not transferable by Employee and shall be exercised only by Employee, or by his legal representative or executor, as provided in the Plan. Such Option shall terminate as provided in the Plan, except as otherwise modified by this
Agreement.

                                   ARTICLE XII

                           EXTRAORDINARY TRANSACTIONS

         12.1 The Company's Board of Directors has determined that it is appropriate to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Employee, to their assigned duties without distraction in potentially disturbing circumstances arising from the possibility of a change in control of the Company.

         12.2 Change in Control. For purposes of this Agreement, a "Change in
Control" shall mean any of the following events:

               a.   (i) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting
                    Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities
                    Exchange Act of 1934, as amended (the "1934 Act"))
                    immediately after which such Person has "Beneficial
                    Ownership" (within the meaning of Rule 13d-3 promulgated
                    under the 1934 Act) of twenty percent (20%) or more of the combined voting power of the Company's then outstanding
                    Voting Securities; provided, however, that in determining
                    whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as
                    defined below) shall not constitute an acquisition which
                    would cause a Change in Control. A "Non-Control Acquisition"
                    shall mean an acquisition by (1) an employee benefit plan
                    (or a trust forming a part thereof) maintained by (x) the
                    Company or (y) any corporation or other Person of which a
                    majority of its voting power or its equity securities or
                    equity interest is owned directly or indirectly by the
                    Company (a "Subsidiary"), or (2) the Company or any
                    Subsidiary.

                    (ii)Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because a Person (the "Subject
                    Person") gained Beneficial Ownership of more than the
                    permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the
                    Company which, by reducing the number of Voting Securities outstanding,

                    increases the proportional number of shares Beneficially
                    Owned by the Subject Person, provided that if a Change in
                    Control would occur (but for the operation of this sentence)
                    as a result of the acquisition of Voting Securities by the
                    Company, and after such share acquisition by the Company,
                    the Subject Person becomes the Beneficial Owner of any
                    additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

               b.   The individuals who, as of the date this Agreement is
                    approved by the Board, are members of the Board (the
                    "Incumbent Board"), cease for any reason to constitute at
                    least two-thirds of the Board; provided, however, that if
                    the election, or nomination for election by the Company's
                    stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new
                    director shall, for purposes of this Agreement, be
                    considered and defined as a member of the Incumbent Board;
                    and provided, further, that no individual shall be
                    considered a member of the Incumbent Board if such
                    individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in
                    Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or
                    settle any Election Contest or Proxy Contest; or

               c.   Approval by stockholders of the Company of:

                    (i)  A merger, consolidation or reorganization involving the
                         Company, unless: (1) the stockholders of the Company,
                         immediately before such merger, consolidation or
                         reorganization, own, directly or indirectly immediately
                         following such merger, consolidation or reorganization,
                         at least sixty percent (60%) of the combined voting
                         power of the outstanding voting securities of the
                         corporation resulting from such merger or consolidation
                         or reorganization (the "Surviving Corporation") in
                         substantially the same proportion as their ownership of
                         the Voting Securities immediately before such merger,
                         consolidation or reorganization, (2) the individuals
                         who were members of the Incumbent Board immediately
                         prior to the execution of the agreement providing for
                         such merger, consolidation or reorganization constitute
                         at least two-thirds of the members of the board of
                         directors of the Surviving Corporation, and (3) no
                         Person (other than the Company, any Subsidiary, any
                         employee benefit plan (or any trust forming a part
                         thereof) maintained by the Company, the Surviving
                         Corporation or any Subsidiary) becomes Beneficial Owner
                         of twenty percent (20%) or more of the combined voting
                         power of the Surviving Corporation's then outstanding
                         voting securities as a result of such merger,
                         consolidation or reorganization, a transaction
                         described in clauses

                         (1) through (3) shall herein be referred to as a
                         "Non-Control Transaction"; or

                    (i)  An agreement for the sale or other disposition of all or substantially all of the assets of the Company, to
                         any Person, other than a transfer to a Subsidiary, in
                         one transaction or a series of related transactions; or

                    (ii) The stockholders of the Company approve any plan or
                         proposal for the liquidation or dissolution of the
                         Company.

               d.   Notwithstanding anything contained in this Agreement to the contrary, if the Employee's employment is terminated prior to a Change in Control and the Employee reasonably
                    demonstrates that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control (a
                    "Third Party") or (ii) otherwise occurred in connection
                    with, or in anticipation of, a Change in Control, then for all purposes of this Agreement, the date of a Change in
                    Control with respect to the Employee shall mean the date
                    immediately prior to the date of such termination of the
                    Employee's employment.

         12.3 In the event that within one hundred eighty days (180) days of a
Change of Control as described in Section 12.2, (i) Employee is terminated, or
(ii) Employee's status, title, position or responsibilities are materially reduced and Employee terminates his Employment, the Company shall pay and/or provide to the Employee, the following compensation and benefits:

               a.   The Company shall pay the Employee, in lieu of any other
                    payments due hereunder, (i) the Accrued Compensation; (ii)
                    the Continuation Benefits; and (iii) as severance, Base
                    Salary for a period of twelve (12) months payable in equal installments on each of the Company's regular pay dates for executives during the twelve months commencing on the first regular executive pay date following the termination Date;
                    and

               b.   The conditions to the vesting of any outstanding incentive awards (including restricted stock, stock options and
                    granted performance shares or units) granted to the Employee under any of the Company's plans, or under any other
                    incentive plan or arrangement, shall be deemed void and all such incentive awards shall be immediately and fully vested and exercisable. Further, the options shall be deemed
                    amended to provide that in the event of termination after an event enumerated in this Article XII, the options shall
                    remain exercisable for the duration of their term.

         12.4 Upon the effective date of an event constituting a Change of
Control, the Company shall pay Employee, in twelve equal monthly payments, commencing on the first day of the month immediately following such event, an amount equal to Employee's then current Base Salary. Employee shall be entitled to such payment whether or not his employment with the Company continues after the Change of Control.

         12.4 Notwithstanding the foregoing, if the payment under this Article
XII, either alone or together with other payments which the Employee has the right to receive from the Company, would constitute an "excess parachute payment" as defined in Section 280G of the Internal Revenue Code of 1986, as
amended (the "Code"), the aggregate of such credits or payments under this Agreement and other agreements shall be reduced to the largest amount as will result in no portion of such aggregate payments being subject to the excise tax imposed by Section 4999 of the Code. The priority of the reduction of excess parachute payments shall be in the discretion of the Employee. The
Company shall give notice to the Employee as soon as practicable after its determination that Change of Control payments and benefits are subject to the excise tax, but no later than ten (10) days in advance of the due date of such
Change of Control payments and benefits, specifying the proposed date of payment and the Change of Control benefits and payments subject to the excise tax.
Employee shall exercise his option under this paragraph 12.4 by written notice to the Company within five (5) days in advance of the due date of the Change of
Control payments and benefits specifying the priority of reduction of the excess parachute payments.

                                  ARTICLE XIII

                         ARBITRATION AND INDEMNIFICATION

         13.1 Any dispute arising out of the interpretation, application, and/or performance of this Agreement with the sole exception of any claim, breach, or violation arising under Articles VI or VII hereof shall be settled through final and binding arbitration before a single arbitrator in the State of Georgia in accordance with the Rules of the American Arbitration Association. The arbitrator shall be selected by the Association and shall be an attorney-at-law experienced in the field of corporate law. Any judgment upon any arbitration award may be entered in any court, federal or state, having competent jurisdiction of the parties.

         13.2 The Company hereby agrees to indemnify, defend, and hold harmless the Employee for any and all claims arising from or related to his employment by the Company at any time asserted, at any place asserted, to the fullest extent permitted by law, except for claims

based on Employee's fraud, deceit or willfulness. The Company shall maintain such insurance as is necessary and reasonable to protect the Employee from any and all claims arising from or in connection with his employment by the Company during the term of Employee's employment with the Company and for a period of six (6) years after the date of termination of employment for any reason. The provisions of this Section 13.2 are in addition to and not in lieu of any indemnification, defense or other benefit to which Employee may be entitled by statute, regulation, common law or otherwise.

                                   ARTICLE XIV

                                  SEVERABILITY

         If any provision of this Agreement shall be held invalid and unenforceable, the remainder of this Agreement shall remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall remain in full force and effect in all other circumstances.

                                   ARTICLE XV

                                     NOTICE

         For the purposes of this Agreement, notices and all other
communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses as set forth below or to any such other address as the party to receive the notice shall advise by due notice given in accordance with this paragraph. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

         The current addresses of the parties are as follows:

                  IF TO THE COMPANY:        TeamStaff, Inc.
                                            300 Atrium Drive
                                            Somerset, NJ 08873

                  IF TO THE EMPLOYEE:       T. Kent Smith
                                            137 W. Wesley Road
                                            Atlanta, Georgia 30303

                                   ARTICLE XVI

                                     BENEFIT

         This Agreement shall inure to, and shall be binding upon, the parties hereto, the successors and assigns of the Company, and the heirs and personal representatives of the Employee.

                                  ARTICLE XVII

                                     WAIVER

         The waiver by either party of any breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of construction and validity.

                                  ARTICLE XVIII

                                  GOVERNING LAW

         This Agreement has been negotiated and executed in the State of New
Jersey which shall govern its construction and validity.

                                   ARTICLE XIX

                                  JURISDICTION

         Any or all actions or proceedings which may be brought by the Company or Employee under this Agreement shall be brought in courts having a situs within the State of Georgia, and Employee and the Company each hereby consent to the jurisdiction of any local, state, or federal court located within the State of Georgia.

                                   ARTICLE XX

                                ENTIRE AGREEMENT

         This Agreement contains the entire agreement between the parties hereto. No change, addition, or amendment shall be made hereto, except by written agreement signed by the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement and affixed their hands and seals the day and year first above written.

                                            TEAMSTAFF, INC.

                                            \SIGNED\ T. Stephen Johnson
                                            ---------------------------
                                            T. Stephen  Johnson
                                            Chairman of the Board

                                            \SIGNED\ T. Kent Smith
                                            -------------------------
                                            T. Kent Smith
                                            Employee